Exhibit 10.3

RTX CORPORATION

BOARD OF DIRECTORS

DEFERRED STOCK UNIT PLAN

(As Amended and Restated Effective October 1, 2023)

RTX CORPORATION
BOARD OF DIRECTORS
DEFERRED STOCK UNIT PLAN

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7.03	Withholding Taxes	15
7.04	Compliance with Section 409A	15
7.05	Incompetence	16
7.06	Inability to Locate Participants and Beneficiaries	16
7.07	Successors	16
7.08	Usage	16
7.09	Severability	16
7.10	Share Ownership Requirements	17
7.11	Governing Law	17

APPENDIX A    United Technologies Corporation Board of Directors Deferred Stock Unit Plan as in effect on October 3, 2004 (the “Prior Plan”)
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ARTICLE I
INTRODUCTION AND PURPOSE

1.01Purpose of Plan
The RTX Corporation Board of Directors Deferred Stock Unit Plan (the “Plan”) was established to provide an arrangement for non-employee directors to receive an annual Deferred Stock Unit Award and a New Director Restricted Stock Unit Award and the opportunity to defer their Annual Retainer in the form of deferred stock units equal in value to shares of the Corporation’s common stock for the purpose of aligning the interests of non-employee directors with those of the Corporation’s shareowners.

1.02Effective Date of Plan and Amendments
(a)The Plan as originally adopted on January 1, 1996 was amended and restated effective January 1, 2005 for the purpose of complying with Section 409A of the Internal Revenue Code with respect to deferrals that were earned or vested after December 31, 2004. Amounts that were earned or vested (within the meaning of Section 409A) prior to January 1, 2005, and any subsequent increases in these amounts that are permitted to be treated as grandfathered benefits under Section 409A, are generally subject to and shall continue to be governed by the terms of the Prior Plan set forth in Appendix A.

(b)The Plan was amended and restated in 2010 for the purposes of: (i) revising the retainer structure; (ii) establishing share ownership guidelines for non-employee directors; and
(iii) providing that distributions from this Plan and the Prior Plan will be comprised of shares of the Corporation’s common stock rather than cash. Changes effected by this amendment and restatement were generally effective as of October 13, 2010.

(c)The Plan was amended effective February 1, 2013, for the purpose of revising the retainer fee and annual deferred stock unit award amounts.

(d)The Plan was amended and restated for the purposes of: (i) revising the retainer fee and annual deferred stock unit award amounts as integrated into this Plan effective April 27, 2015; and (ii) establishing a retainer fee and deferred stock unit award for the position of non- executive Chairman of the Board effective November 23, 2014.

e)The Plan was amended and restated effective April 24, 2017 for the purposes of: (i) revising the retainer fee and annual deferred stock unit award amounts; (ii) establishing that non- employee directors serving in multiple leadership roles would receive the additional awards specified for each role; and (iii) certain other changes related to the administration of the Plan.

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f)The Plan was amended and restated effective April 29, 2019 for the purpose of revising the retainer fee and annual deferred stock unit award amounts.

g)The Plan was amended and restated effective January 1, 2020, for the purpose of effecting certain changes related to certain Corporate transactions, and to sunset the New Director Restricted Stock Unit Award.

h)The Plan was amended and restated effective May 2, 2023 for the purposes of: (i) renaming the Plan, the Raytheon Technologies Corporation Board of Directors Deferred Stock Unit Plan, changing all company references from ‘United Technologies Corporation’ to ‘Raytheon Technologies Corporation, (ii) revising the retainer fee and annual deferred stock unit award amounts; (iii) eliminating role awards for Audit Committee members; (iv) revising the role award for the Human Capital & Compensation Committee Chair; and (v) certain other administrative changes.

i)The Plan is hereby amended and restated effective as of October 1, 2023, for the purposes of renaming the Plan, the RTX Corporation Board of Directors Deferred Stock Unit Plan, and changing all company references from ‘Raytheon Technologies Corporation’ to ‘RTX Corporation’.

1.03 Impact of Carrier and Otis Spin-off
Prior to the merger of United Technologies Corporation (“UTC”) with Raytheon Company on April 3, 2020 (the “Merger”), UTC separated into three independent companies, the Corporation, Carrier Global Corporation (“Carrier”), and Otis Worldwide Corporation (“Otis”), through spin-off transactions also on April 3, 2020. The transaction by which Otis and Carrier Corporation ceased to be subsidiaries of UTC is referred to herein as the “Spin-off.” Pursuant to the terms of the Employee Matters Agreement between UTC, Carrier and Otis: (a) vested Deferred Stock Units were converted upon the Spin-off into UTC, Otis and Carrier Deferred Stock Units; (b) vested restricted Deferred Stock Units granted under a New Director Restricted Stock Unit Award were converted upon the Spin-off into UTC, Otis and Carrier Deferred Stock Units; and (c) unvested restricted Deferred Stock Units granted under a New Director Restricted Stock Unit Award were converted into UTC Deferred Stock Units. Following the Merger and change of UTC’s name to Raytheon Technologies Corporation, the UTC Deferred Stock Units automatically became RTX Deferred Stock Units. RTX Deferred Stock Units credited to Participants under this Plan shall be distributed in shares of RTX Common Stock issued under the LTIP; however, Otis and Carrier Deferred Stock Units shall be distributed in cash. The settlement of Deferred Stock Units in Common Stock and cash, as applicable, and other adjustments described herein shall in no event: (i) increase the value of any Participant’s Account; (ii) modify any Participant’s distribution election; or (iii) alter the procedures in effect under the Plan with respect to elections and distributions other than the substitution of cash for

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certain shares. The Plan shall be under no obligation to hold or issue shares of Otis or Carrier Common Stock.

ARTICLE II
DEFINITIONS

Unless the context clearly indicates otherwise, the following terms, when used in capitalized form in the Plan, shall have the meanings set forth below:

Account means a bookkeeping account established for a Participant under Article IV that is credited with Deferred Stock Units but excluding accounts under the Prior Plan. Accounts under the Prior Plan will be valued and administered separately in accordance with the terms and procedures in effect under the Prior Plan set forth in Appendix A.

Annual Deferred Stock Unit Award means the annual grant of Deferred Stock Units made to Participants in accordance with Section 3.02.

Annual Meeting means the Corporation’s Annual Meeting of Shareowners.

Annual Retainer means the annual retainer fee payable to a Participant under Section
3.01 for services to the Corporation as an independent Director in the capacities indicated.

Beneficiary means a Participant’s beneficiary, designated in writing in a form and manner satisfactory to the Committee, or if a Participant fails to designate a beneficiary, or if all of the Participant’s designated Beneficiaries predecease the Participant, the Participant’s estate.

Board means the Board of Directors of the Corporation.

Board Cycle means the period beginning on an Annual Meeting and ending at the start of the next Annual Meeting.

Carrier means Carrier Global Corporation.

Carrier Deferred Stock Units means Deferred Stock Units of Carrier Global Corporation distributable in cash in accordance with Article V. Each Carrier Deferred Stock Unit is equal in value to a share of Carrier common stock.

Closing Price means, with respect to any date specified by the Plan, the closing price of common stock on the composite tape of New York Stock Exchange on such date (or if there was no reported sale of common stock on such date, on the next following day on which there was

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such a reported sale) which common stock is the underlying referenced security of the relevant Deferred Stock Unit.

Code means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto. References to any Section of the Internal Revenue Code shall include any final regulations or other applicable guidance. References to “Section 409A” shall include any final regulations or other applicable guidance issued thereunder by the Internal Revenue Service from time to time.

Committee means the Governance and Public Policy Committee (and any successor Committee) of the Board.

Conversion Date means the date Deferred Stock Units are converted to shares of RTX Common Stock, immediately prior to the delivery of such shares to a Participant or Beneficiary in accordance with Article V herein.

Corporation means RTX Corporation.

Deferred Annual Retainer means any portion of a Participant’s Annual Retainer deferred in accordance with Article V.

Deferred Stock Units means hypothetical shares of common stock that will be settled in actual shares, or an amount of cash equal to the fair market value of shares, of common stock (as applicable), that have been deferred in accordance with Section 409A.

Distribution Anniversary Date means an anniversary of the Distribution Commencement Date.

Distribution Commencement Date means the first business day that is 30 days following the date of Separation from Service.

Election means an irrevocable election by a Participant either to defer all or a portion of the Annual Retainer otherwise payable in cash or to specify how an Account will be distributed (i.e., as a lump sum, or in 10 or 15 annual installments).

Employee Matters Agreement means the Employee Matters Agreement entered into, by and among the Corporation, Otis, and Carrier.

LTIP means the RTX Corporation 2018 Long-Term Incentive Plan, as amended from time to time.

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Merger means the merger of United Technologies Corporation with Raytheon Company on April 3, 2020.

New Director Restricted Stock Unit Award means the one-time Deferred Stock Unit award that was previously granted to a Participant upon election to the Board as provided in Section 3.03.

Otis means Otis Worldwide Corporation.

Otis Deferred Stock Units means Deferred Stock Units of Otis Worldwide Corporation distributable in cash in accordance with Article V. Each Otis Deferred Stock Unit is equal in value to a share of Otis common stock.

Participant means a non-employee member of the Board. A Participant, who has an existing Account under the Plan, but is not, or is no longer serving as a non-employee director, shall not be eligible for additional awards under the Plan, but shall remain a Participant under the Plan with respect to his or her Account until it is distributed or forfeited in accordance with the terms of the Plan.

Plan means this RTX Corporation Board of Directors Deferred Stock Unit Plan, as amended from time to time.

Plan Year means the calendar year.

Prior Plan means the United Technologies Corporation Board of Directors Deferred Stock Unit Plan, as in effect on October 3, 2004, and as modified thereafter from time to time in a manner that does not constitute a "material modification" for purposes of Section 409A, as set forth in Appendix A hereto.

Recapitalization Event means a transaction or event described in Section 4.05(a)(iii).

RTX means RTX Corporation.

RTX Common Stock shall mean the common stock of the Corporation.

RTX Deferred Stock Units means Deferred Stock Units of the Corporation convertible into actual shares of RTX Common Stock as of the Conversion Date in accordance with Article V. Each RTX Deferred Stock Unit is equal in value to one share of RTX Common
Stock. RTX Deferred Stock Units are awarded under the LTIP and distributed and administered in accordance with the terms of this Plan. Prior to the Merger, RTX Deferred Stock Units were referred to as UTC Deferred Stock Units.

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Separation from Service means a Participant’s resignation, removal, or retirement from the Board (for a reason other than death) that constitutes a good-faith, complete termination of the Participant’s relationship with the Corporation and that also qualifies as a “separation from service” for purposes of Section 409A of the Code.

Separation from Service Anniversary Date means an anniversary of the date of Separation from Service.

Spin-off means the separation from United Technologies Corporation of Otis Worldwide Corporation and Carrier Global Corporation into independent companies on April 3, 2020.

ARTICLE III
ELIGIBLE COMPENSATION

3.01Annual Retainer
(a)Annual Retainer Amount. Effective May 2, 2023, subject to subsection (b) of this Section 3.01, each Participant will receive a base Annual Retainer of $130,000. In addition to the base Annual Retainer, Participants serving in leadership roles on the Board and/or its committees shall receive the following additional Annual Retainer amounts: $32,000 for the Lead Director; $16,000 for the Audit Committee Chair; $12,000 for the Human Capital & Compensation Committee Chair; $10,000 each for the Chairs of all other committees of the Board. In the event that a Participant serves in more than one role listed above, the Participant will receive the additional amounts specified for each role. The Annual Retainer is subject to change, from time to time, at the discretion of the Committee.

(b)New Participants. If a Participant is elected to the Board before September 30 of a Board Cycle, the Participant will receive the full amount of the then applicable Annual Retainer. If a Participant is elected to the Board after September 30 of a Board Cycle, the Participant will receive 50% of the applicable Annual Retainer Amount set forth in subsection (a) above. Such amounts will be eligible for deferral in accordance with Article V.

3.02Annual Deferred Stock Unit Award
(a)Annual Deferred Stock Unit Award. Effective May 2, 2023, subject to subsection (b) of this Section 3.02, each Participant will receive a base annual Deferred Stock Unit Award of $195,000, valued at the time of issuance, credited to the Participant’s Account. In addition to the base annual Deferred Stock Unit Award, Participants serving in leadership roles

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on the Board and/or its committees shall receive the following additional annual Deferred Stock Units: $48,000 for the Lead Director; $24,000 for the Audit Committee Chair; $18,000 for the Human Capital & Compensation Committee Chair; $15,000 each for the Chairs of all other committees of the Board. In the event that a Participant serves in more than one role listed above, the Participant shall receive the additional Deferred Stock Unit awards specified for each role. The Annual Deferred Stock Unit Award is subject to change, from time to time, at the discretion of the Committee.

(b)New Participants. If a Participant is elected to the Board before September 30 of a Board Cycle, the Participant will receive an Annual Deferred Stock Unit Award equal in value to the amounts specified in subsection (a) above. If a Participant is elected to the Board after September 30 of a Board Cycle, the Participant will receive an Annual Deferred Stock Unit Award equal to 50% of the value specified in subsection (a).

3.03New Director Restricted Stock Unit Award
Effective as of October 10, 2019, no further New Director Restricted Stock Unit Awards shall be granted to new Participants. Previously, upon election to the Board, a Participant would have received an unvested award of restricted Deferred Stock Units, equal in value to $100,000 as of such date.

3.04Duplication of Benefits
To the extent that a new Participant has received compensation for his or her service on the board of directors of an entity that becomes, or was previously, affiliated with the Corporation, and such compensation relates to the same Plan Year for which the Participant shall receive compensation under this Plan, the Annual Retainer and Annual Deferred Stock Unit Award, under Sections 3.01 and 3.02 respectively, shall be appropriately adjusted to prevent a duplication of benefits for the same period of service.

ARTICLE IV
ACCOUNTS AND CREDITS

4.01Annual Deferred Stock Unit Award
The Annual Deferred Stock Unit Award shall be credited automatically to an Account established for the Participant, effective as of the date of the Annual Meeting. Participants may not elect to receive the Annual Deferred Stock Unit Award as current cash compensation.

4.02Elective Annual Retainer
The Annual Retainer will be paid on the date of the Annual Meeting unless the Participant makes a timely irrevocable election in accordance with Article V to defer the receipt

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of the Annual Retainer as RTX Deferred Stock Units subject to the terms of this Plan, in lieu of a current cash payment.

4.03New Director Restricted Stock Unit Award
(a)Prospective Elimination of New Director Restricted Stock Unit Award. Effective as October 10, 2019, the New Director Restricted Stock Unit Award shall no longer be awarded to new Participants. Previously, upon the Participant’s election to the Board, the Corporation would credit the amount of the New Director Restricted Stock Unit Award to a New Director Restricted Stock Unit Account established for a Participant.

(b)Historical New Director Restricted Stock Unit Awards. Any New Director Restricted Stock Unit Award granted prior to October 10, 2019 shall be maintained under a separate Account and remain eligible to vest as provided in this Section 4.03. Such Account shall be credited with dividend equivalents in the form of additional Deferred Stock Units which relate to the underlying common stock of RTX, Carrier and Otis as applicable, which will vest immediately, but will otherwise be subject to the same restrictions applicable to the Deferred Stock Units credited to the Account. New Director Restricted Stock Units and any additional dividend equivalents in the form of additional Deferred Stock Units may not be settled prior to a Separation from Service.

(c)Forfeiture of New Director Restricted Stock Unit Accounts. A Participant’s New Director Restricted Stock Unit Account is subject to 100% forfeiture if the Participant’s Separation from Service occurs before the first Annual Meeting following the date of the Participant’s first election to the Board. Thereafter, the percentage of the New Director Restricted Stock Unit Award subject to forfeiture is reduced by 20 percentage points as of the date of each succeeding Annual Meeting until the fifth annual meeting when 100% of the value of the New Director Restricted Stock Unit Award will be vested. There will be no forfeiture of interest in the New Director Restricted Stock Unit Account in the event the Separation of Service occurs by reason of the Participant’s death, Disability, or for any reason following a “Change in Control” as such terms are defined in the LTIP while the Participant is a member of the Board, or in the event of the Participant’s resignation or retirement from the Board for the purpose of accepting full-time employment in public or charitable service.

4.04Accounts
(a)Plan Accounts. All (i) Deferred Annual Retainers and (ii) Annual Deferred Stock Unit Awards and (iii) New Director Restricted Stock Unit Awards (if applicable), shall be maintained in a Participant’s Account established under, and subject to the terms and conditions of the Plan, as amended from time to time. Subaccounts may be maintained within Participants’ Accounts, to the extent that the Committee determines such an arrangement to be necessary or useful, in the administration of the Plan.

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(b)Prior Plan Accounts. All Deferred Stock Unit and New Director Restricted Stock Unit Awards, earned and vested prior to January 1, 2005, and any subsequent increases in these amounts that are permitted to be treated as grandfathered benefits under Section 409A (e.g., increases in unit value and dividend equivalents), shall be maintained in separate account(s) under the Prior Plan and shall remain subject to the terms and conditions of the Prior Plan as in effect on October 3, 2004. Prior Plan accounts shall be equal to the value earned and vested on December 31, 2004, as subsequently adjusted in accordance with the terms of the Prior Plan. The Prior Plan and Prior Plan accounts are not intended to be subject to Section 409A. No amendment to Appendix A that would constitute a “material modification” for purposes of Section 409A shall be effective unless the amending instrument states that it is intended to materially modify Appendix A, and to cause the Prior Plan to become subject to Section 409A.

4.05Deferred Stock Unit Accounts
(a)Calculation of Deferred Stock Units. A Participant’s Account (including a New Director Restricted Stock Unit Account) shall be credited with the number of Deferred Stock Units in accordance with the following rules:
(i)Initial Crediting of Deferred Stock Units. The Annual Deferred Stock Unit Award, Deferred Annual Retainer (if any), and the New Director Restricted Stock Unit Award (if applicable) credited to a Participant’s Account for a Plan Year under Sections 4.01, 4.02 and 4.03 shall result in a number of Deferred Stock Units (including fractional Deferred Stock Units) credited to the Participant’s Account equal to the sum of the dollar amounts of the Annual Deferred Stock Unit Award, the Deferred Annual Retainer (if any) and the New Director Restricted Stock Unit Award (if applicable), divided by the Closing Price on the date of the Annual Meeting or the date a Participant is elected to the Board, if applicable.

(ii)Deemed Reinvestment of Dividends. The number of Deferred Stock Units credited to a Participant’s Account shall be increased on each date on which a dividend is paid on the underlying referenced common stock that relates to a Deferred Stock Unit. The number of additional RTX, Carrier or Otis Deferred Stock Units credited to a Participant’s Account as a result of such dividend payment on a RTX, Carrier or Otis Deferred Stock Unit respectively shall be determined by (A) multiplying the total number of relevant Deferred Stock Units (including fractional Deferred Stock Units) credited to the Participant’s Account on the dividend payment date by the amount of the dividend paid per share of RTX, Carrier or Otis common stock that is the underlying referenced common stock for purposes of the relevant Deferred Stock Unit on the dividend payment date, and (B) dividing the product so determined by the Closing Price of the underlying referenced common stock on the dividend payment date.

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(iii)Effect of Recapitalization. In the event of a transaction or event described in this subparagraph (iii) (a “Recapitalization Event”), the number of the applicable Deferred Stock Units credited to a Participant’s Account shall be adjusted in the same manner as an outstanding share of common stock underlying the applicable Deferred Stock Unit. A Recapitalization Event includes a dividend (other than regular quarterly dividends) or other extraordinary distribution to a holder of a share of common stock underlying such Deferred Stock Unit (whether in the form of cash, shares, other securities, or other property), extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, repurchase, or exchange of shares or other securities, the issuance or exercisability of stock purchase rights, the issuance of warrants or other rights to purchase shares or other securities, or other similar corporate transaction or event that has a material effect on a share of common stock underlying such Deferred Stock Unit and requires conforming adjustment to the value and/or number of applicable Deferred Stock Units to prevent dilution or enlargement of the value of Participants’ Accounts.

4.06Hypothetical Nature of Accounts and Investments
Each Account established under this Article IV shall be maintained for bookkeeping purposes only. Neither the Plan nor any of the Accounts established under the Plan shall hold any actual funds, shares or other assets. The RTX, Carrier and Otis Deferred Stock Units established hereunder shall be used solely to determine the amounts to be distributed hereunder, shall not be or represent an equity security of the Corporation, shall not be convertible into or otherwise entitle a Participant to acquire an equity security of the Corporation prior to a Conversion Date as provided for under the terms of this Plan and shall not carry any voting or dividend rights.

ARTICLE V
ELECTION PROCEDURES AND DISTRIBUTIONS

5.01Annual Retainer Deferral Election
Participants who elect to defer the receipt of the Annual Retainer as RTX Deferred Stock Units for any Plan Year must make a written deferral election for that year on an Election form provided by the Committee.

5.02Annual Retainer Deferral Election Deadline
A written Election form must be completed and submitted to the Office of the Corporate Secretary, no later than December 31st, prior to the Plan Year for which the Annual Retainer will be earned or, for new Participants, no later than 30 days after their election to the Board (in the case of new Participants, the deferral shall only apply to compensation for services performed

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after the date of the election). If a Participant fails to timely submit a properly completed Election form, the Participant’s Annual Retainer earned in the next succeeding year shall be paid in cash as provided in Section 4.02. The Participant’s deferral election shall be irrevocable following the Election deadline.

5.03Distribution Commencement Date
(a)RTX Deferred Stock Units. The value of RTX Deferred Stock Units shall be based on the Closing Price of RTX Common Stock as of the date of Separation from Service (or in the case of installment payments, the Separation from Service Anniversary Date) and will be converted into shares of RTX Common Stock and be distributed in shares of stock from a Participant’s Account as of the Participant’s Distribution Commencement Date (and in the case of installment payments, on the applicable Distribution Anniversary Dates). Where the Participant has changed his or her distribution election as provided in Section 5.05, valuation shall occur, and distribution shall commence, no earlier than on the fifth anniversary of the Participant’s Separation from Service and elected Distribution Date respectively.

(b)Carrier and Otis Deferred Stock Units. The value of Carrier and Otis Deferred Stock Units shall be based on the Closing Price or Carrier and Otis common stock as of the date of Separation from Service (or in the case of installment payments, on the Separation from Service Anniversary Date) and will be distributed in cash from a Participant’s Account as of the Participant’s Distribution Commencement Date (and in the case of installment payments, on the applicable Distribution Anniversary Dates). Where the Participant has changed his or her distribution election as provided in Section 5.05, valuation shall occur and distribution shall commence no earlier than on the fifth anniversary of the Participant’s Separation from Service and elected Distribution Date respectively.

(c)Death. If a Participant dies at any time before the Participant’s Plan Account has been fully distributed, the full remaining value of the Participant’s Plan Accounts will be distributed to the designated Beneficiary or the Participant’s estate in a lump sum no later than December 31st of the year immediately following the year in which the death occurred.

(d)Administrative Adjustments in Payment Date. A distribution is treated as being made on the date when it is due under the Plan if the distribution occurs on the date specified by the Plan, or on a later date that is either (a) in the same calendar year (for a distribution whose specified due date is on or before September 30) or (b) by the 15th day of the third calendar month following the date specified by the Plan (for a distribution with a specified due date that is on or after October 1). A distribution is also treated as having been made on the date when it is due under the Plan if the distribution is made not more than 30 days before the due date specified by the Plan. A Participant may not, directly or indirectly, designate the taxable year of a distribution made in reliance on the administrative rules in this Section 5.03.

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5.04Election of Form and Amount of Distribution
(a)Full Distribution. Following a Separation from Service, a Participant shall receive (i) a number of shares of RTX Common Stock equal to the of the number of whole RTX Deferred Stock Units credited to his or her Account, and (ii) the cash value of the Carrier and Otis Deferred Stock Units credited to his or her Account (if applicable), unless the Participant timely elected to receive distributions from his or her Account in 10 or 15 annual installments in accordance with subsection (b), below. A distribution of shares of RTX Common Stock shall occur as provided in Section 5.03. Carrier and Otis Deferred Stock Units and RTX fractional Deferred Stock Units will be paid in cash.

(b)10 or 15 Annual Installments. A Participant may elect to receive distributions from his or her Account in 10 or 15 installments, in lieu of a full distribution under subsection (a) above. Annual installment distributions of whole RTX Deferred Stock Units shall be in shares of RTX Common Stock, and annual installment distributions of Carrier and Otis Deferred Stock Units and fractional RTX Deferred Stock Units shall be in cash. Installment distributions shall commence as of the Distribution Commencement Date and continue as of each Distribution Anniversary Date thereafter until all installments have been paid. The first annual installment shall equal 1/10th or 1/15th (if Participant elects 10 or 15 installment payments respectively) of the value of the Participant’s Accounts, determined as of the Distribution Commencement Date. Each successive annual installment shall equal the value of the Participant’s Accounts, determined as of the Distribution Anniversary Date, multiplied by a fraction, the numerator of which is one, and the denominator of which shall be the number of remaining annual installments. Payment of each installment in shares of RTX Common Stock with respect to RTX Deferred Stock Units and cash with respect to Carrier and Otis Deferred Stock Units shall be on a pro rata basis based on the outstanding balance of RTX, Carrier and Otis Deferred Stock Units.

(c)Form of Distribution Election. A valid election to receive annual distributions under subsection (b) shall be made in writing on an Election form, completed and submitted to the Office of the Corporate Secretary, no later than December 31st, prior to the Plan Year for which the Annual Retainer or RTX Deferred Stock Unit Award is earned, or for new Participants, prior to the date the Participant is elected to the Board, and in no event later than 30 days after such election (in the case of new Participants, the deferral shall only apply to compensation for services performed after the date of the election). If a Participant does not make a valid distribution Election, the Participant shall be deemed to have elected to receive his or her Account in a full and immediate distribution as provided in subsection (a). Except as provided below in Section 5.05 (Change in Distribution Election), a Participant’s distribution Election shall become irrevocable on the Election deadline date.

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5.05Change in Distribution Election
A Participant may make a one-time irrevocable Election to extend the deferral period or change the form of distribution that the Participant elected under Section 5.04. A deferral extension election and/or change to the form of distribution must meet the following requirements:
(a)The new Election must be made at least 12 months prior to the Distribution Commencement Date (and the new election shall be ineffective if the Distribution Commencement Date occurs within 12 months after the date of the new Election);

(b)The new Election will not take effect until 12 months after the date when the Participant submits a new Election form to the Office of the Corporate Secretary;

(c)The new Distribution Commencement Date must be a minimum of five years later than the date on which the distribution would otherwise have commenced; and

(d)The new form of distribution must be one of the forms of payment provided under Section 5.04(a) or (b).

ARTICLE VI
ADMINISTRATION
6.01In General
The Committee (or its delegate) shall have the discretionary authority to interpret the Plan and to decide any and all matters arising under the Plan, including, without limitation, the right to determine eligibility for participation, benefits, and other rights under the Plan; the right to determine whether any Election or notice requirement or other administrative procedure under the Plan has been adequately observed; the right to determine the proper recipient of any distribution under the Plan; the right to remedy possible ambiguities, inconsistencies, or omissions by general rule or particular decision; and the right to otherwise interpret the Plan in accordance with its terms. Except as otherwise provided in Section 6.04, the Committee’s determination on any and all questions arising out of the interpretation or administration of the Plan shall be final, conclusive, and binding on all parties.

6.02Plan Amendment and Termination
(a)The Committee may amend, suspend, or terminate the Plan at any time; provided that no amendment, suspension, or termination of the Plan shall, without a Participant’s consent, reduce the Participant’s benefits accrued under the Plan before the date of such amendment, suspension, or termination. To the extent that any rule or procedure adopted by the Committee is inconsistent with a provision of the Plan that is administrative, technical or ministerial in nature, the Plan shall be deemed amended to the extent of the inconsistency.

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(b)In the event of suspension of the Plan, no additional deferrals shall be made under the Plan, but all previous deferrals shall accumulate and be distributed in accordance with the otherwise applicable provisions of this Plan, the Prior Plan and the applicable Elections on file.

(c)Upon the termination of the Plan with respect to all Participants, and termination of all arrangements sponsored by the Corporation or its affiliates that would be aggregated with the Plan under Section 409A, the Corporation shall have the right, in its sole discretion, and notwithstanding any Elections made by the Participant, to distribute the Participant’s vested Account in full, to the extent permitted under Section 409A. All distributions that may be made pursuant to this Section 6.02(c) shall be made no earlier than the 13th month and no later than the 24 months after the termination of the Plan. The Corporation may not accelerate distributions pursuant to this Section 6.02(c) if the termination of the Plan is proximate to a downturn in the Corporation’s financial health within the meaning of Treas. Reg. Section 1.409A-3(j)(4)(ix)(C)(1). If the Corporation exercises its discretion to accelerate distributions under this Section 6.02(c), it shall not adopt any new arrangement that would have been aggregated with the Plan under Section 409A within three years following the date of the Plan’s termination. The Committee may also provide for distribution of Plan Accounts following a termination of the Plan under any other circumstances permitted by Section 409A.

6.03Reports to Participants
The Committee shall make available an annual statement to each Participant reporting the value of the Participant’s Account and his or her account(s) under the Prior Plan as of the end of the most recent Plan Year.

6.04Delegation of Authority
The Committee may delegate to officers of the Corporation any and all authority with which it is vested under the Plan, and the Committee may allocate its responsibilities under the Plan among its members.

6.05Distribution of Shares
The RTX Deferred Stock Units granted under the Plan shall be issued under the LTIP, but subject to administration and distribution in accordance with the terms of this Plan. All shares of RTX Common Stock so distributed in accordance with the terms of the Plan shall be transferred to a brokerage account designated by the Participant entitled to receive the shares. This Plan shall be under no obligation to hold or issue shares of Carrier or Otis Common Stock.

ARTICLE VII
MISCELLANEOUS

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7.01Rights Not Assignable
No payment due under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge in any other way. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge such payment in any other way shall be void. No such payment or interest therein shall be liable for or subject to the debts, contracts, liabilities, or torts of any Participant or Beneficiary. If any Participant or Beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge in any other way any payment under the Plan, the Committee may direct that such payment be suspended and that all future payments to which such Participant or Beneficiary otherwise would be entitled be held and applied for the benefit of such person, the person’s children or other dependents, or any of them, in such manner and in such proportions as the Committee may deem proper.

7.02Certain Rights Reserved
Nothing in the Plan shall confer upon any person the right to continue to serve as a member of the Board or to participate in the Plan other than in accordance with its terms.

7.03Withholding Taxes
The Committee may make any appropriate arrangements to deduct from all credits and payments under the Plan any taxes that the Committee determines to be required by law to be withheld from such credits and payments.

7.04Compliance with Section 409A
This Section 7.04 shall apply notwithstanding any other provision of this Plan. To the extent that rights or payments under this Plan are subject to Section 409A, the Plan shall be construed and administered in compliance with the conditions of Section 409A and regulations and other guidance issued pursuant to Section 409A for deferral of income taxation until the time the compensation is paid. Any distribution election that would not comply with Section 409A of the Code shall not be effective for purposes of this Plan. To the extent that a provision of this Plan does not comply with Section 409A of the Code, such provision shall be void and without effect. The Corporation does not warrant that the Plan will comply with Section 409A of the Code with respect to any Participant or with respect to any payment, however. In no event shall the Corporation; any director, officer, or employee of the Corporation (other than the Participant); or any member of the Committee be liable for any additional tax, interest, or penalty incurred by a Participant or Beneficiary as a result of the Plan’s failure to satisfy the requirements of Section 409A, or as a result of the Plan’s failure to satisfy any other requirements of applicable tax laws. In the event that a Participant is a “specified employee” within the meaning of Section 409A (as determined in accordance with the methodology established by the Corporation), amounts that constitute “non-qualified deferred compensation” within the meaning of Section 409A that would otherwise be payable during the six-month

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period immediately following a Participant’s Separation from Service by reason of such Separation from Service shall instead be paid or provided on the first business day of the seventh month following the month in which Participant’s Separation from Service occurs.

7.05Incompetence
If the Committee determines, upon evidence satisfactory to the Committee, that any Participant or Beneficiary to whom a distribution is due under the Plan is unable to care for his or her affairs because of illness or accident or otherwise, any distribution that is due under the Plan (unless prior claim therefore shall have been made by a duly authorized guardian or other legal representative) may be distributed, upon appropriate indemnification of the Committee and the Company, to the spouse of the Participant, or Beneficiary, or other person deemed by the Committee to have incurred expenses for the benefit of and on behalf of such Participant or Beneficiary. Any such distribution of shares or cash payment (as the case may be) shall be a complete discharge of any liability under the Plan with respect to the amount so distributed or paid.

7.06Inability to Locate Participants and Beneficiaries
Each Participant and Beneficiary entitled to receive a distribution under the Plan shall keep the Committee advised of his or her current address. If the Committee is unable to locate a Participant or Beneficiary to whom a distribution is due under the Plan, the total amount payable to such Participant or Beneficiary shall be forfeited as of the last day of the calendar year in which the distribution first becomes due.

7.07Successors
The provisions of the Plan shall bind and inure to the benefit of the Corporation and its successors and assigns. The term “successors” as used in the preceding sentence shall include any corporation or other business entity that by merger, consolidation, purchase, or otherwise acquires all or substantially all of the business and assets of the Corporation, and any successors and assigns of any such corporation or other business entity.

7.08Usage
(a)Titles and Headings. The titles to Articles and the headings of Sections, subsections, and paragraphs in the Plan are placed herein for convenience of reference only and shall be of no force or effect in the interpretation of the Plan.

(b)Number. The singular form shall include the plural, where appropriate.

7.09Severability
If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity, or unenforceability shall not affect any other

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provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan is held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity, or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid, or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid, or unenforceable shall be made or provided under the Plan.

7.10Share Ownership Requirements
Participants are expected to own shares of RTX Common Stock and have Deferred Stock Units equal in aggregate value to at least five times the then applicable base Annual Retainer amount set forth in Section 3.01 no later than the fifth Annual Meeting following a Participant’s first election to the Board.

7.11Governing Law
The Plan and all determinations made and actions taken under the Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

RTX CORPORATION

By: /s/ Dantaya M. Williams
Dantaya M. Williams
Executive Vice President and CHRO

Attest: /s/ Christine L. Hill
Christine L. Hill
Vice President & Associate General Counsel Executive & Global Compensation & Benefits

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APPENDIX A

This Appendix A sets forth the United Technologies Corporation Board of Directors Deferred Stock Unit Plan as in effect on October 3, 2004 (“Prior Plan”), and as modified thereafter, from time to time, in a manner that does not constitute a “material modification” for purposes of Section 409A. Amounts that were earned or vested (within the meaning of Section 409A) prior to January 1, 2005, and any subsequent increases in these amounts that are permitted to be treated as grandfathered benefits under Section 409A, are generally subject to and shall continue to be governed by the terms of this Prior Plan.

Effective October 13, 2010, but prior to the Spin-off (as defined below), Stock Units credited to Participants under this Prior Plan were convertible into shares of UTC Common Stock that were issued under the LTIP of United Technologies Corporation (“UTC”).
Notwithstanding any provision of this Prior Plan to the contrary, all distributions with respect to Stock Units under this Prior Plan shall be distributed in shares of Common Stock. The settlement of Stock Units in shares of Common Stock in lieu of cash shall in no event: (a) increase the value of any Participant’s Account; (b) modify any Participant’s distribution election; or (c) alter the procedures in effect under this Prior Plan with respect to elections and distributions other than the substitution of shares for cash.

Effective as of the Spin-off from United Technologies Corporation of Otis Worldwide Corporation (“Otis”) and Carrier Global Corporation (“Carrier”) into separate, independent public companies on April 3, 2020 (the “Spin-off”), Stock Units credited to Participants under this Prior Plan were converted, at Spin-off, into UTC, Carrier and Otis Stock Units. Following the merger of United Technologies Corporation (“UTC”) with Raytheon Company on April 3, 2020 (the “Merger”) and change of UTC’s name to Raytheon Technologies Corporation, the UTC Deferred Stock Units automatically became RTX Deferred Stock Units and UTC Common Stock became RTX Common Stock. Deferred Stock Units credited to Participants under this Prior Plan shall be convertible into shares of RTX Common Stock; however, Carrier and Otis Deferred Stock Units shall be distributed in cash. Payment of any installment in shares of RTX Common Stock with respect to RTX Deferred Stock Units and cash with respect to Carrier and Otis Deferred Stock Units shall be on a pro rata basis based on the outstanding balance of RTX, Carrier and Otis Deferred Stock Units. For these purposes, the definition of “Closing Price” shall include the price of the underlying referenced security for an Otis Stock Unit or Carrier Stock Unit, as applicable; the definition of “Stock Unit” shall include a hypothetical share of Otis and Carrier, as applicable; and Otis Stock Units and Carrier Stock Units shall be increased or otherwise adjusted under Sections 402(a)(2) and (4) by reference to the underlying referenced security for an Otis Stock Unit or Carrier Stock Unit, as applicable.

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The settlement of Deferred Stock Units in Common Stock and cash, as applicable, and other adjustments described herein shall in no event: (a) increase the value of any Participant’s Account; (b) modify any Participant’s distribution election; or (c) alter the procedures in effect under this Prior Plan with respect to elections and distributions other than the substitution of cash for certain shares.

Following the name change of United Technologies Corporation to Raytheon Technologies Corporation on April 3, 2020, and the subsequent name change to RTX Corporation on July 17, 2023, all references in the Prior Plan to United Technologies Corporation shall now be read as RTX Corporation, all references to UTC Deferred Stock Units shall be read as RTX Deferred Stock Units, and all references to UTC Common Stock shall be read as RTX Common Stock.

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UNITED TECHNOLOGIES CORPORATION

BOARD OF DIRECTORS

DEFERRED STOCK UNIT PLAN

Effective January 1, 1996

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UNITED TECHNOLOGIES CORPORATION
BOARD OF DIRECTORS
DEFERRED STOCK UNIT PLAN
Table of Contents

ARTICLE I    INTRODUCTION
1.01Purpose of Plan
1.02Effective Date of Plan

ARTICLE II     DEFINITIONS

ARTICLE III    CREDITS
3.01Transition Credits
3.02Automatic Credits
3.03Elective Credits

ARTICLE IV    ACCOUNTS AND INVESTMENTS
4.01Accounts
4.02Stock Units
4.03Hypothetical Nature of Accounts and Investments

ARTICLE V    PAYMENTS
5.01Entitlement to Payment
5.02Payment Commencement Date
5.03Form and Amount of Payment

ARTICLE VI    ADMINISTRATION
6.01In General
6.02Plan Amendment and Termination
6.03Reports to Participants
6.04Delegation of Authority

ARTICLE VII    MISCELLANEOUS
7.01Rights Not Assignable
7.02Certain Rights Reserved
7.03Withholding Taxes
7.04Incompetence
7.05Inability to Locate Participants and Beneficiaries
7.06Successors
7.07Usage
7.08Severability
7.09Governing Law

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ARTICLE I
INTRODUCTION

1.01Purpose of Plan
The purpose of the Plan is to enhance the Company’s ability to attract and retain non- employee members of the Board whose training, experience and ability will promote the interests of the Company and to directly align the interests of such non-employee Directors with the interests of the Company’s shareowners by providing compensation based on the value of UTC Common Stock. The Plan is designed to permit such non-employee directors to defer the receipt of all or a portion of the cash compensation otherwise payable to them for services to the Company as members of the Board.

1.02Effective Date of Plan
Except as otherwise provided by Section 3.01, the Plan shall apply only to a Participant’s annual Director’s retainer Fees with respect to service on and after January 1, 1996.

ARTICLE II
DEFINITIONS

Unless the context clearly indicates otherwise, the following terms, when used in capitalized form in the Plan, shall have the meanings set forth below:

Account shall mean a bookkeeping account established for a Participant under Section
4.01.
Article shall mean an article of the Plan.

Beneficiary shall mean a Participant’s beneficiary, designated in writing and in a form and manner satisfactory to the Committee, or if a Participant fails to designate a beneficiary, or if the Participant’s designated Beneficiary predeceases the Participant, the Participant’s estate.

Board shall mean the Board of Directors of the Company.

Closing Price shall mean, with respect to any date specified by the Plan, the closing price of UTC Common Stock on the composite tape of New York Stock Exchange issues (or if there was no reported sale of UTC Common Stock on such date, on the next preceding day on which there was such a reported sale).

Committee shall mean the Nominating Committee of the Board.

Company shall mean United Technologies Corporation.

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Director’s Fees shall mean the annual retainer fee payable to a Participant for services to the Company as a member of the Board. Director’s Fees do not include special meeting fees.

Participant shall mean each member of the Board (other than a member of the Board who is also an employee of the Company or a subsidiary thereof) who is or becomes a member of the Board on or after January 1, 1996.

Payment Anniversary Date shall mean an anniversary of the Payment Commencement Date.

Payment Commencement Date shall mean the first business day of the first month following the month in which the Participant terminates service as a member of the Board.

Plan shall mean this United Technologies Corporation Board of Directors Deferred Stock Unit Plan, as set forth herein and as amended from time to time.

Plan Year shall mean the calendar year.

Section shall mean a Section of the Plan.

Stock Unit shall mean a hypothetical share of UTC Common Stock as described in Section 4.02.

UTC Common Stock shall mean the common stock of the Company.

ARTICLE III
CREDITS
3.01Transition Credits
As soon as practicable on or after January 1, 1996, the Company shall credit to the Account of each Participant a number of Stock Units determined in accordance with the schedules set forth in Appendix I and Appendix II to the Plan. The credits set forth in Appendix I shall be provided in lieu of any benefits to which the Participant otherwise would have been entitled under the United Technologies Corporation Directors Retirement Plan as of its termination on December 31, 1995. The credits set forth in Appendix II shall be provided in lieu of any benefits to which the Participant otherwise would be entitled under certain deferred compensation arrangements entered into prior to January 1, 1996. The number of units set forth in Appendix II shall equal the number of tax deferred stock units (if any) credited to the Participant under any such prior deferred compensation arrangement, determined as of December 31, 1995.

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3.02     Automatic Credits
As of the beginning of each Plan Year, the Company shall credit Stock Units to each Participant’s Account equal in value to 60% of the Participant’s Director’s Fees for the Plan Year, as determined in accordance with Section 4.02(a)(1).

3.03     Elective Credits
A Participant may elect, with respect to each Plan Year, to defer the entire portion (but not a partial portion) of the 40% of the Participant’s Director’s Fees that are not automatically deferred in accordance with Section 3.02 and that otherwise would be paid to the Participant in cash. If the Participant makes such an election, the Company shall credit Stock Units to the Participant’s Account equal in value to 40% of the Participant’s Director’s Fees for the Plan Year, as determined in accordance with Section 4.02(a)(1), as of the beginning of the Plan Year with respect to which the election is made (or, if later, as of the first day in the Plan Year on which the individual becomes a Participant). An election under this Section 3.03 shall be made in a form and manner satisfactory to the Committee and shall be effective for a Plan Year only if made before the beginning of the Plan Year; provided that an individual who becomes a Participant after the first day of a Plan Year may make the election for that Plan Year within 30 days of becoming a Participant.

ARTICLE IV
ACCOUNTS AND INVESTMENTS
4.01Accounts
A separate Account under the Plan shall be established for each Participant. Such Account shall be (a) credited with the amounts credited in accordance with Article III, (b) credited (or charged, as the case may be) with the investment results determined in accordance with Section 4.02, and (c) charged with the amounts paid by the Plan to or on behalf of the Participant in accordance with Article V. Within each Participant’s Account, separate subaccounts shall be maintained to the extent the Committee determines them to be necessary or useful in the administration of the Plan.

4.02Stock Units
(a)Deemed Investment in UTC Common Stock. Except as provided in subsection (b), below, a Participant’s Account shall be treated as if it were invested in Stock Units that are equivalent in value to the fair market value of shares of UTC Common Stock in accordance with the following rules:

(1)Conversion into Stock Units. Any Director’s Fees credited to a Participant’s Account for a Plan Year under Section 3.02 or 3.03 shall be converted into Stock Units (including fractional Stock Units) by dividing the amount credited by the Closing Price on the first business day of the Plan Year; provided that in the case of an individual who becomes a Participant after the first day of a Plan Year, the Closing Price shall be determined as of the day on which the individual becomes a Participant.

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(2)Deemed Reinvestment of Dividends. The number of Stock Units credited to a Participant’s Account shall be increased on each date on which a dividend is paid on UTC Common Stock. The number of additional Stock Units credited to a Participant’s Account as a result of such increase shall be determined by (i) multiplying the total number of Stock Units (excluding fractional Stock Units) credited to the Participant’s Account immediately before such increase by the amount of the dividend paid per share of UTC Common Stock on the dividend payment date, and (ii) dividing the product so determined by the Closing Price on the dividend payment date.

(3)Conversion Out of Stock Units. The dollar value of the Stock Units credited to a Participant’s Account on any date shall be determined by multiplying the number of Stock Units (including fractional Stock Units) credited to the Participant’s Account by the Closing Price on that date.

(4)Effect of Recapitalization. In the event of a transaction or event described in this paragraph (4), the number of Stock Units credited to a Participant’s Account shall be adjusted in such manner as the Committee, in its sole discretion, deems equitable. A transaction or event is described in this paragraph (4) if (i) it is a dividend (other than regular quarterly dividends) or other distribution (whether in the form of cash, shares, other securities, or other property), extraordinary cash dividend, recapitalization, stock split, reverse stock split reorganization, merger, consolidation, split-up, spin-off, repurchase, or exchange of shares or other securities, the issuance or exercisability of stock purchase rights, the issuance of warrants or other rights to purchase shares or other securities, or other similar corporate transaction or event and (ii) the Committee determines that such transaction or event affects the shares of UTC Common Stock, such that an adjustment pursuant to this paragraph (4) is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(b)    Change in Deemed Investment Election. A Participant who elects to receive distribution of his or her Accounts in annual installments will continue to have such Account credited with Stock Units during the installment period unless the Participant irrevocably elects to have his or her Account treated, as of the Payment Commencement Date, as if the Account were invested in cash. If a Participant makes such election, the Account will be credited with a rate of interest equal to the average interest rate on 10-Year Treasury Bonds as of the January through October Period in the calendar year prior to the Plan Year in which the interest is credited, plus I %. An election under this subsection (b) shall be made in a form and

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manner satisfactory to the Committee and shall be effective only if made before the Payment Commencement Date.

4.03----Hypothetical Nature of Accounts and Investments
Each Account established under this Article IV shall be maintained for bookkeeping purposes only. Neither the Plan nor any of the Accounts established under the Plan shall hold any actual funds or assets. The Stock Units established hereunder shall be used solely to determine the amounts to be paid hereunder, shall not be or represent an equity security of the Company, shall not be convertible into or otherwise entitle a Participant to acquire an equity security of the Company and shall not carry any voting or dividend rights.

ARTICLE V
PAYMENTS
5.01Entitlement to Payment
Credits to a Participant’s Account under Section 3.02 or 3.03 shall be in lieu of payment to the Participant of the related Director’s Fees. Any payment under the Plan with respect to an Account shall be made solely in cash and as further provided in this Article V. The right of any person to receive one or more payments under the Plan shall be an unsecured claim against the general assets of the Company.

5.02Payment Commencement Date
Payments to a Participant with respect to the Participant’s Account shall begin as of the Participant’s Payment Commencement Date; provided that if a Participant dies before the Participant’s Payment Commencement Date, payment of the entire value of the Participant’s Account shall be made in a lump sum to the Participant’s Beneficiary as soon as practicable after the Committee receives all documents and other information that it requests in connection with the payment.

5.03Form and Amount of Payment
(a)Fifteen Annual Installments. A Participant shall receive his or her benefits in 15 annual installments unless the Participant elects to receive his or her benefits under the Plan in the form of a lump-sum payment or in less than 15 annual installments in accordance with subsection (b), below. Annual installments shall be payable to the Participant in cash beginning as of the Payment Commencement Date and continuing as of each Payment Anniversary Date thereafter until all installments have been paid. The first annual installment shall equal one- fifteenth (1/15th) of the value of the Stock Units credited to the Participant’s Account, determined as of the Payment Commencement Date. Each successive annual installment shall equal the value of the Stock Units credited to the Participant’s Account, determined as of the Payment Anniversary Date, multiplied by a fraction, the numerator of which is one, and the denominator of which is the excess of 15 over the number of installment payments previously

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made (i.e., 1/14th, 1/13th, etc.). If the Participant dies after the Participant’s Payment Commencement Date but before all 15 installments have been paid, the remaining installments shall be paid to the Participant’s Beneficiary in accordance with the schedule in this subsection (a).

(b)Lump Sum, or Less Than 15 Annual Installments. A Participant may elect to receive his or her benefits under the Plan in the form of a lump-sum payment or in two to fourteen installments in lieu of the fifteen installment payments determined under subsection (a), above. The lump sum shall be payable to the Participant in cash as of the Payment Commencement Date and shall equal the value of the Stock Units credited to the Participant’s Account, determined as of the Payment Commencement Date. Installments shall be paid in the manner set forth in subsection (a) above, except that for purposes of determining the amount of the first annual installment, the denominator of the fraction shall equal the number of scheduled annual installments. An election under this subsection (b) shall be made in a form and manner satisfactory to the Committee and shall be effective only if made at least two years before the Participant’s Payment Commencement Date.

ARTICLE VI
ADMINISTRATION
6.01In General
The Committee shall have the discretionary authority to interpret the Plan and to decide any and all matters arising under the Plan, including without limitation the right to determine eligibility for participation, benefits, and other rights under the Plan; the right to determine whether any election or notice requirement or other administrative procedure under the Plan has been adequately observed; the right to determine the proper recipient of any distribution under the Plan; the right to remedy possible ambiguities, inconsistencies, or omissions by general rule or particular decision; and the right otherwise to interpret the Plan in accordance with its terms. Except as otherwise provided in Section 6.03, the Committee’s determination on any and all questions arising out of the interpretation or administration of the Plan shall be final, conclusive, and binding on all parties.

6.02Plan Amendment and Termination
The Committee may amend, suspend, or terminate the Plan at any time; provided that no amendment, suspension, or termination of the Plan shall, without a Participant’s consent, reduce the Participant’s benefits accrued under the Plan before the date of such amendment, suspension, or termination. If the Plan is terminated in accordance with this Section 6.02, the terms of the Plan as in effect immediately before termination shall determine the right to payment in respect of any amounts that remain credited to a Participant’s or Beneficiary’s Account upon termination.

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6.03Reports to Participants
The Committee shall furnish an annual statement to each Participant (or Beneficiary) reporting the value of the Participant’s (or Beneficiary’s) Account as of the end of the most recent Plan Year.

6.04Delegation of Authority
The Committee may delegate to officers of the Company any and all authority with which it is vested under the Plan, and the Committee may allocate its responsibilities under the Plan among its member.

ARTICLE VII
MISCELLANEOUS

7.01Rights Not Assignable
No payment due under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge in any other way. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge such payment in any other way shall be void. No such payment or interest therein shall be liable for or subject to the debts, contracts, liabilities, or torts of any Participant or Beneficiary. If any Participant or Beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge in any other way any payment under the Plan, the Committee may direct that such payment be suspended and that all future payments to which such Participant or Beneficiary otherwise would be entitled be held and applied for the benefit of such person, the person’s children or other dependents, or any of them, in such manner and in such proportions as the Committee may deem proper.

7.02Certain Rights Reserved
Nothing in the Plan shall confer upon any person the right to continue to serve as a member of the Board or to participate in the Plan other than in accordance with its terms.

7.03Withholding Taxes
The Committee may make any appropriate arrangements to deduct from all credits and payments under the Plan any taxes that the Committee reasonably determines to be required by law to be withheld from such credits and payments.

7.04Incompetence
If the Committee determines, upon evidence satisfactory to the Committee, that any Participant or Beneficiary to whom a benefit is payable under the Plan is unable to care for his or her affairs because of illness or accident or otherwise, any payment due under the Plan (unless prior claim therefore shall have been made by a duly authorized guardian or other legal representative) may be paid, upon appropriate indemnification of the Committee and the Company, to the spouse of the Participant or Beneficiary or other person deemed by the

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Committee to have incurred expenses for the benefit of and on behalf of such Participant or Beneficiary. Any such payment shall be a complete discharge of any liability under the Plan with respect to the amount so paid.

7.05Inability to Locate Participants and Beneficiaries
Each Participant and Beneficiary entitled to receive a payment under the Plan shall keep the Committee advised of his or her current address. If the Committee is unable for a period of 36 months to locate a Participant or Beneficiary to whom a payment is due under the Plan, commencing with the first day of the month as of which such payment first comes due, the total amount payable to such Participant or Beneficiary shall be forfeited. Should such a Participant or Beneficiary subsequently contact the Committee requesting payment, the Committee shall, upon receipt of all documents and other information that it might request in connection with the payment, restore and pay the forfeited payment in a lump sum, the value of which shall not be adjusted to reflect any interest or other type of investment earnings or gains for the period of forfeiture.

7.06Successors
The provisions of the Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term “successors” as used in the preceding sentence shall include any corporation or other business entity that by merger, consolidation, purchase, or otherwise acquires all or substantially all of the business and assets of the Company, and any successors and assigns of any such corporation or other business entity.

7.07Usage
(a)Titles and Headings. The titles to Articles and the headings of Sections, subsections, and paragraphs in the Plan are placed herein for convenience of reference only and shall be of no force or effect in the interpretation of the Plan

(b)Number. The singular form shall include the plural, where appropriate.

7.08Severability
If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity, or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan is held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity, or unenforceability shall not prevent such payment or benefit from being made or

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provided in part, to the extent that it would not be unlawful, invalid, or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid, or unenforceable shall be made or provided under the Plan.

7.09Governing Law
The Plan and all determinations made and actions taken under the Plan shall be governed by and construed in accordance with the laws of the State of Connecticut.

UNITED TECHNOLOGIES CORPORATION

By    ______________________

Attest: ______________________

Date: _______________________

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